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                                                                    EXHIBIT 10.7

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

                                            ______________, 2005

Asia Automotive Acquisition Corporation
401 South Old Woodward, Suite 450
Birmingham, Michigan 48009

Gentlemen:

      This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Asia Automotive Acquisition Corporation ("AAAC") and continuing until the earlier of the consummation by the Company of a "Business Combination" or AAAC's liquidation (as described in AAAC's IPO prospectus) (the "Termination Date"), Asia Development Capital LLC shall make available to AAAC certain general and administrative services, due diligence and global customer contact services, including office space, personnel, travel expenses, utilities and secretarial support as may be required by AAAC from time to time, situated at Asia Development Capital, LLC's offices in:

            -     Hong Kong and Beijing, China;

            -     Delhi, India;

            -     Bangkok, Thailand;

            -     Taipei, Taiwan; and

            -     Birmingham, Michigan.

In exchange therefor, AAAC shall pay Asia Development Capital LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

                                         Very truly yours,

                                         ASIA AUTOMOTIVE ACQUISITION CORPORATION

                                         By: ________________________________
                                             Name: David J. Brophy
Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

ASIA DEVELOPMENT CAPITAL LLC

By: __________________________
    Name: Rudy Wilson
    Title:  Managing Partner